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                                                                   EXHIBIT 10(g)


                            THE LAMSON & SESSIONS CO.
                     NONEMPLOYEE DIRECTORS STOCK OPTION PLAN
                  (AS AMENDED AND RESTATED AS OF JULY 19, 2001)


         The Nonemployee Directors Stock Option Plan ("Plan") is established to attract, retain and compensate for service highly qualified individuals who are not current employees of The Lamson & Sessions Co. ("Company") as members of the Board of Directors and to enable them to increase their ownership in the Company's Common Stock. The Plan will be beneficial to the Company and its stockholders since it will allow these directors to have a greater personal financial stake in the Company through the ownership of Company stock, in addition to underscoring their common interest with shareholders in increasing the long term value of the Company stock.

1.       ELIGIBILITY

         All members of the Company's Board of Directors who are not current employees of the Company ("Nonemployee Directors") are eligible to participate in this Plan.

2.       OPTIONS

         Only a nonqualified stock option ("NQSO") may be granted under this Plan.

3.       SHARES AVAILABLE

         (a) Number of Shares Available: There are hereby reserved for issuance under this Plan 160,000 (60,000 of which were originally approved in 1994 and 100,000 of which are being added by amendment) shares of Common Stock, without par value, which may be authorized but unissued shares or treasury shares.

         (b) Recapitalization Adjustments: In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in corporate structure affecting the Common Stock, a substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under this Plan, in the number and option price of shares subject to outstanding NQSO's under this Plan and in the number of shares to be covered by options awarded under Section 4 hereof as may be determined to be appropriate by the Board of Directors, provided that the number of shares subject to any award shall always be a whole number.

4.       ANNUAL GRANT OF NONQUALIFIED STOCK OPTIONS

         Each year on the Monday following the Company's Annual Meeting of Shareholders, each individual elected, reelected or continuing as a Nonemployee Director shall automatically receive a NQSO covering 2,000 shares of Common Stock. If Common Stock is not traded on the New York Stock Exchange ("NYSE") on any date a grant would otherwise be awarded, then the grant shall be made the next day thereafter on which Common Stock is so traded.



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5.       OPTION PRICE

         The price of the NQSO shall be the mean between the highest and lowest selling price, regular way of the Common Stock on the NYSE on the date of the grant.

6.       OPTION PERIOD

         A NQSO granted under this Plan shall become exercisable one year after date of grant and shall expire ten years after date of grant ("Option Period").

7.       PAYMENT

         A NQSO may be exercised only upon payment to the Company in full of the NQSO price of the shares. Such payment shall be paid in cash or in Common Stock already owned by the Nonemployee Director for more than six months, or in a combination of cash and such Common Stock. The sum of the cash and the fair market value of such Common Stock on the date of exercise shall be equal to the aggregate purchase price of the shares to be delivered.

8.       TERMINATION OF SERVICE

         Upon termination of service as a Nonemployee Director (for reasons other than retirement, as herein-after defined, or death, or disability), only those NQSO's immediately exercisable at the date of termination of service shall be exercisable by the optionee. Such NQSO's must be exercised within 90 days of termination of service (but in no event after the expiration of the Option Period) or they shall be forfeited.

9.       RETIREMENT

         Upon termination of service as a Nonemployee Director, by reason of retirement after a Nonemployee Director has completed a specified period of service and attained a specified age, all NQSO's awarded under this Plan not previously exercisable and vested shall become fully exercisable and vested. Such NQSO's must be exercised within 36 months of retirement (but in no event after the expiration of the Option Period) or they shall be forfeited. Mandatory retirement for directors occurs on the date of the Annual Meeting of Shareholders following a director's 70th birthday.

10.      DEATH

         Upon the death of a Nonemployee Director, all NQSO's awarded under this Plan not previously exercisable and vested shall become fully exercisable by his or her legal representatives or heirs. Such NQSO's must be exercised within 12 months from date of death (but in no event after the expiration of the Option Period) or they shall be forfeited.

11.      DISABILITY

         Upon the termination of service as a Nonemployee Director by reason of the disability of the Nonemployee Director, all NQSO's awarded under this Plan not previously exercisable and vested shall become fully exercisable. Such NQSO's must be exercised within 12 months from date of termination due to disability (but in no event after the expiration of the Option Period) or they shall be forfeited.




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12.      CHANGE IN CONTROL PROVISIONS

         (a) Impact of Event. In the event of a "Change in Control" as defined in Section 12(b) any or all NQSOs awarded under this Plan not previously exercisable and vested shall become fully exercisable and vested.

         (b) Definition of "Change in Control." For purposes of this Plan, a "Change in Control" shall be deemed to have occurred if any of the following events shall occur:

                  (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either: (A) the then-outstanding shares of common stock of the Company (the "Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors ("Voting Stock"); PROVIDED, HOWEVER, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company,
                  (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, or (4) any acquisition by any Person pursuant to a transaction which complies with clauses
                  (A), (B) and (C) of subsection (iii) of this Section 12(b); or

                  (ii) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason (other than death or disability) to constitute at least a majority of the Board of Directors of the Company; PROVIDED, HOWEVER, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company; or

                  (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Company Common Stock and Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without



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                  limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Company Common Stock and Voting Stock of the Company, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 15% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company, providing for such Business Combination; or

                  (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company."

13.      ADMINISTRATION AND AMENDMENT OF THE PLAN

         This Plan shall be administered by the Board of Directors of the Company. This Plan may be terminated or amended by the Board of Directors as they deem advisable. No amendment may revoke or alter in a manner unfavorable to the optionees any NQSO's then outstanding, nor may the Board amend this Plan without shareholder approval where the absence of such approval would cause the Plan to fail to comply with Rule 16b-3 under the Exchange Act, or any other requirement of applicable law or regulation. A NQSO may not be granted under this Plan after April 22, 2004, but NQSO's granted prior to that date shall continue to become exercisable and may be exercised according to their terms.

14.      TRANSFERABILITY

         (a) Except as otherwise determined by the Compensation and Organization Committee of the Directors of the Company (the "Committee"), no NQSO granted under this Plan may be transferred by a Nonemployee Director other than by will or the laws of descent and distribution. Except as otherwise determined by the Committee, NQSOs may be exercised during a Nonemployee Director's lifetime only by the Nonemployee Director or, in the event of the Nonemployee Director's legal incapacity, by the Nonemployee Director's guardian or legal representative acting in a fiduciary capacity on behalf of the Nonemployee Director under state law and court supervision.

         (b) Any grant made under this Plan may provide that all or any part of the shares of Common Stock that are to be issued or transferred by the Company upon the exercise of NQSOs will be further subject to transfer.

         (c) Notwithstanding the provisions of Section 14(a), if so determined by the Committee in its discretion on or after the date of grant, NQSOs will be transferable by a Nonemployee Director without payment of consideration therefore by the transferee, to any one or more



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         members of the Nonemployee Director's Immediate Family (as defined below) (or to one or more trusts established solely for the benefit of one or more members of the Nonemployee Director's Immediate Family or to one or more partnerships in which the only partners are members of the Nonemployee Director's Immediate Family), except that (i) no such transfer will be effective unless reasonable prior notice of such transfer is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that have been made applicable to such transfer by the Company or the Committee and
         (ii) any such transferee will be subject to the same terms and conditions under this Plan as the Nonemployee Director."

         (d) For purposes of this Section 14, "Immediate Family" has the meaning stated in Rule 16a-1(e) of the Securities and Exchange Commission promulgated under Section 16 of the Exchange Act (or any successor rule to the same effect), as in effect from time to time.

15.      COMPLIANCE WITH SEC REGULATIONS

         It is the Company's intent that the Plan comply in all respects with Rule 16b-3 of the Exchange Act as in effect after May 1, 1991 and any regulations promulgated thereunder. All grants and exercises of NQSO's under this Plan shall be executed in accordance with the requirements of Section 16 of the Exchange Act, as amended, and any regulations promulgated thereunder.

16.      MISCELLANEOUS

         Except as provided in this Plan, no Nonemployee Director shall have any claim or right to be granted a NQSO under this Plan. Neither the Plan nor any action thereunder shall be construed as giving any director any right to be retained in the service of the Company.

17.      EFFECTIVE DATE

         This Plan became effective on April 22, 1994 and shall become effective as amended and restated on July 19, 2001.





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